UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2008
QUADRIGA SUPERFUND, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51634	98-0375395
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)
c/o Superfund Capital Management, Inc.
Otway Building
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(Address of principal executive offices)
Registrant’s telephone number, including area code: (473) 439-2418
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Quadriga Superfund, L.P. (the “Company”), entered into a Selling Agent Agreement with Superfund USA, Inc. (“Superfund USA”) effective as of November 1, 2008 pursuant to which the Company appointed Superfund USA as the Company’s exclusive marketing agent to consult with and advise the Company, and, on its best efforts basis, to assist the Company with the solicitations of subscriptions for limited partnership units of the Company (“Units”) in connection with the Company’s offering of the Units. Superfund USA and Superfund Capital Management, Inc., the general partner of the Company (“SCM”), are each wholly-owned by Christian Baha.
Item 1.02 Termination of a Material Definitive Agreement.
The Company has terminated that Selling Agent Agreement (the “Agreement”) by and between the Company and Superfund Asset Management, Inc., formerly known as Quadriga Asset Management, Inc. (“SAM”), dated effective as of February 28, 2002 pursuant to which the Company appointed SAM as the Company’s exclusive marketing agent to consult with and advise the Company, and, on its best efforts basis, to assist the Company with the solicitations of subscriptions for Units connection with the Company’s offering of the Units. The Agreement was terminated because SAM intends to terminate its broker dealer business thereby precluding SAM from continuing to serve as the Company’s exclusive selling agent. SAM and SCM are each wholly-owned by Christian Baha.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Selling Agent Agreement, dated effective as of November 1, 2008, among Quadriga Superfund, L.P and Superfund USA, Inc.

99.2	Termination Agreement, dated effective as of November 1, 2008, among Quadriga Superfund, L.P and Superfund Asset Management, Inc. (formerly known as Quadriga Asset Management, Inc.).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 1, 2008

QUADRIGA SUPERFUND, L.P.

By:	Superfund Capital Management, Inc.,
General Partner

By:	/s/ Nigel James Name: Nigel James
Title: President

EXHIBIT INDEX

Exhibit	Description

99.1	Selling Agent Agreement, dated effective as of November 1, 2008, among Quadriga Superfund, L.P and Superfund USA, Inc.

99.2	Termination Agreement, dated effective as of November 1, 2008, among Quadriga Superfund, L.P and Superfund Asset Management, Inc. (formerly known as Quadriga Asset Management, Inc.).